Exhibit 99.1
Procore Announces Third Quarter 2024 Financial Results
CARPINTERIA, CA – October 30, 2024 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the third quarter ended September 30, 2024.
“We have made good progress on our go-to-market transition we announced last quarter,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “We believe this evolution will position us to become a multi-billion revenue company, while building deep and lasting partnerships with our customers.”
“We are on track to expand operating margins by 900 basis points at the high-end for FY24 and our guidance for FY25 calls for further expansion,” said Howard Fu, CFO of Procore. “Long-term growth remains our priority, and we are confident that our investments will best position Procore to capture the massive and under-penetrated opportunity ahead of us.”
Third Quarter 2024 Financial Highlights:
•Revenue was $296 million, an increase of 19% year-over-year.
•GAAP gross margin was 81% and non-GAAP gross margin was 85%.
•GAAP operating margin was (12%) and non-GAAP operating margin was 9%.
•Operating cash inflow for the third quarter was $39 million.
•Free cash inflow for the third quarter was $23 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 94% in the third quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,261 as of September 30, 2024, an increase of 18% year-over-year.
•Added 225 net new organic customers in the third quarter, ending with a total of 16,975 organic customers.
•Announced the expansion of our upcoming Procore Zones to the UK, Australia and New Zealand, further enhancing our ability to provide customers with the choice to control data storage and management within their regions.

Fourth Quarter and Full Year Outlook:
Procore is providing the following guidance for the fourth quarter 2024 and the full year 2024 and 2025:
•Fourth Quarter 2024 Outlook:
◦Revenue is expected to be in the range of $296 million to $298 million, representing year-over-year growth of 14% to 15%.
◦Non-GAAP operating margin is expected to be in the range of 3% to 4%.
•Full Year 2024 Outlook:
◦Revenue is expected to be in the range of $1,146 million to $1,148 million, representing year-over-year growth of 21%.
◦Non-GAAP operating margin is expected to be in the range of 10.5% to 11%.
•Full Year 2025 Outlook:
◦Revenue is expected to be at least $1,275 million, representing year-over-year growth of 11%.
◦Non-GAAP operating margin is expected to be 13%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Stock Repurchase Program
On October 29, 2024, Procore’s Board of Directors authorized a stock repurchase program to repurchase up to $300 million of Procore’s outstanding common stock. Procore intends to opportunistically repurchase shares based on market conditions through the open market (including via pre-set trading plans), or other transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The program does not obligate Procore to acquire any particular amount of common stock, and may be suspended or discontinued at any time at Procore’s discretion. The program will be funded using Procore’s working capital and will expire on October 29, 2025.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m., Pacific Time, on Wednesday, October 30, 2024. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, and challenging geopolitical conditions), our outlook for fourth quarter 2024 and the full fiscal years 2024 and 2025, our progress with respect to our go-to-market transition and the benefits we expect to realize as a result of such transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future.The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$295,885	$247,907	$849,660	$689,969
Cost of revenue(1)(2)(3)	54,954	44,125	148,778	126,631
Gross profit	240,931	203,782	700,882	563,338
Operating expenses
Sales and marketing(1)(2)(3)(4)	141,370	129,672	390,286	372,397
Research and development(1)(2)(3)(4)	80,791	72,708	223,698	225,960
General and administrative(1)(3)(4)	55,267	51,753	157,077	143,324
Total operating expenses	277,428	254,133	771,061	741,681
Loss from operations	(36,497)	(50,351)	(70,179)	(178,343)
Interest income	5,962	4,721	17,714	14,612
Interest expense	(488)	(490)	(1,439)	(1,477)
Accretion income, net	3,816	2,952	10,665	6,615
Other expense, net	466	(486)	(26)	(1,009)
Loss before (benefit from) provision for income taxes	(26,741)	(43,654)	(43,265)	(159,602)
(Benefit from) provision for income taxes	(353)	193	400	573
Net loss	$(26,388)	$(43,847)	$(43,665)	$(160,175)
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.31)	$(0.30)	$(1.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	148,134,585	142,828,406	146,854,541	141,249,446

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$4,188	$2,981	$11,056	$8,357
Sales and marketing	14,034	14,390	42,725	41,964
Research and development	18,321	16,350	49,684	52,401
General and administrative	13,912	12,253	39,602	32,637
Total stock-based compensation expense*	$50,455	$45,974	$143,067	$135,359
*Includes amortization of capitalized stock-based compensation of $2.3 million and $1.2 million, respectively, for the three months ended September 30, 2024 and 2023; and $5.5 million and $3.1 million, respectively, for the nine months ended September 30, 2024 and 2023; which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$6,698	$5,506	$18,739	$16,492
Sales and marketing	3,224	3,106	9,475	9,319
Research and development	668	678	2,008	2,087
Total amortization of acquired intangible assets	$10,590	$9,290	$30,222	$27,898
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$113	$133	$485	$439
Sales and marketing	815	766	2,867	2,383
Research and development	521	638	3,089	2,885
General and administrative	281	501	1,820	1,636
Total employer payroll tax on employee stock transactions	$1,730	$2,038	$8,261	$7,343

(4)Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Sales and marketing	$—	$548	$1,448	$2,002
Research and development	—	136	—	6,324
General and administrative	51	19	614	19
Total acquisition-related expenses	$51	$703	$2,062	$8,345

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2024	December 31, 2023

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$439,298	$357,790
Marketable securities, current	317,650	320,161
Accounts receivable, net	173,386	206,644
Contract cost asset, current	32,150	28,718
Prepaid expenses and other current assets	54,248	42,421
Total current assets	1,016,732	955,734
Marketable securities, non-current	52,283	—
Capitalized software development costs, net	102,449	83,045
Property and equipment, net	35,952	36,258
Right of use assets - finance leases	32,391	34,375
Right of use assets - operating leases	32,676	44,141
Contract cost asset, non-current	44,593	44,564
Intangible assets, net	131,754	137,546
Goodwill	550,221	539,354
Other assets	19,686	18,551
Total assets	$2,018,737	$1,893,568
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,006	$13,177
Accrued expenses	91,227	100,075
Deferred revenue, current	501,599	501,903
Other current liabilities	31,187	27,275
Total current liabilities	649,019	642,430
Deferred revenue, non-current	4,822	7,692
Finance lease liabilities, non-current	41,853	43,581
Operating lease liabilities, non-current	32,070	37,923
Other liabilities, non-current	5,324	6,332
Total liabilities	733,088	737,958
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,468,450	2,295,807
Accumulated other comprehensive loss	(314)	(1,375)
Accumulated deficit	(1,182,502)	(1,138,837)
Total stockholders’ equity	1,285,649	1,155,610
Total liabilities and stockholders’ equity	$2,018,737	$1,893,568

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	September 30,		Change
	2024	2023	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$738,856	$635,000	$103,856	16%
Non-current	334,560	255,381	79,179	31%
Total remaining performance obligations	$1,073,416	$890,381	$183,035	21%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Operating activities
Net loss	$(26,388)	$(43,847)	$(43,665)	$(160,175)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	48,175	44,809	137,532	132,234
Depreciation and amortization	24,233	17,733	65,127	51,943
Accretion of discounts on marketable debt securities, net	(3,382)	(2,953)	(10,131)	(6,615)
Abandonment of long-lived assets	238	277	818	812
Noncash operating lease expense	2,913	2,700	7,906	7,932
Unrealized foreign currency loss, net	(419)	182	295	739
Deferred income taxes	2	2	4	7
Provision for credit losses	243	3,152	648	6,882
Decrease (increase) in fair value of strategic investments	184	149	(457)	155
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(14,698)	(20,433)	34,296	3,144
Deferred contract cost assets	(1,128)	(1,469)	(3,217)	(5,099)
Prepaid expenses and other assets	(11,931)	(3,579)	(12,121)	(1,878)
Accounts payable	(2,250)	1,109	11,029	2,258
Accrued expenses and other liabilities	21,972	29,135	(8,475)	(1,975)
Deferred revenue	4,609	9,498	(6,268)	29,080
Operating lease liabilities	(3,097)	(2,791)	(6,205)	(8,172)
Net cash provided by (used in) operating activities	39,276	33,674	167,116	51,272
Investing activities
Purchases of property and equipment	(3,547)	(3,379)	(7,510)	(8,073)
Capitalized software development costs	(12,721)	(7,836)	(32,453)	(25,187)
Purchases of strategic investments	(845)	(84)	(1,917)	(526)
Purchases of marketable securities	(86,245)	(80,000)	(410,619)	(309,282)
Maturities of marketable securities	145,619	64,894	371,718	287,620
Sales of marketable securities	—	—	—	5,452
Originations of materials financing	—	(6,578)	—	(23,585)
Customer repayments of materials financing	88	8,057	1,571	21,053
Acquisition of a business, net of cash acquired	—	—	(25,945)	—
Asset acquisitions, net of cash acquired	—	(6,011)	(3,792)	(6,011)
Net cash used in investing activities	42,349	(30,937)	(108,947)	(58,539)
Financing activities
Proceeds from stock option exercises	2,456	4,155	12,371	15,094
Proceeds from employee stock purchase plan	—	—	13,187	13,006
Payment of deferred business combination consideration	(1,470)	—	(1,470)	—
Payment of deferred asset acquisition consideration	(81)	—	(81)	—
Principal payments under finance lease agreements, net of proceeds from lease incentives	(900)	(520)	(1,569)	(1,450)
Net cash provided by financing activities	5	3,635	22,438	26,650
Net increase in cash and cash equivalents	81,630	6,372	80,607	19,383
Effect of exchange rate changes on cash	1,429	(572)	901	(881)
Cash and cash equivalents, beginning of period	356,239	312,518	357,790	299,816
Cash and cash equivalents, end of period	$439,298	$318,318	$439,298	$318,318

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$295,885	$247,907	$849,660	$689,969
Gross profit	240,931	203,782	700,882	563,338
Stock-based compensation expense	4,188	2,981	11,056	8,357
Amortization of acquired technology intangible assets	6,698	5,506	18,739	16,492
Employer payroll tax on employee stock transactions	113	133	485	439
Non-GAAP gross profit	$251,930	$212,402	$731,162	$588,626
Gross margin	81%	82%	82%	82%
Non-GAAP gross margin	85%	86%	86%	85%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$295,885	$247,907	$849,660	$689,969
GAAP sales and marketing	141,370	129,672	390,286	372,397
Stock-based compensation expense	(14,034)	(14,390)	(42,725)	(41,964)
Amortization of acquired intangible assets	(3,224)	(3,106)	(9,475)	(9,319)
Employer payroll tax on employee stock transactions	(815)	(766)	(2,867)	(2,383)
Acquisition-related expenses	—	(548)	(1,448)	(2,002)
Non-GAAP sales and marketing	$123,297	$110,862	$333,771	$316,729
GAAP sales and marketing as a percentage of revenue	48%	52%	46%	54%
Non-GAAP sales and marketing as a percentage of revenue	42%	45%	39%	46%

GAAP research and development	$80,791	$72,708	$223,698	$225,960
Stock-based compensation expense	(18,321)	(16,350)	(49,684)	(52,401)
Amortization of acquired intangible assets	(668)	(678)	(2,008)	(2,087)
Employer payroll tax on employee stock transactions	(521)	(638)	(3,089)	(2,885)
Acquisition-related expenses	—	(136)	—	(6,324)
Non-GAAP research and development	$61,281	$54,906	$168,917	$162,263
GAAP research and development as a percentage of revenue	27%	29%	26%	33%
Non-GAAP research and development as a percentage of revenue	21%	22%	20%	24%

GAAP general and administrative	$55,267	$51,753	$157,077	$143,324
Stock-based compensation expense	(13,912)	(12,253)	(39,602)	(32,637)
Employer payroll tax on employee stock transactions	(281)	(501)	(1,820)	(1,636)
Acquisition-related expenses	(51)	(19)	(614)	(19)
Non-GAAP general and administrative	$41,023	$38,980	$115,041	$109,032
GAAP general and administrative as a percentage of revenue	19%	21%	18%	21%
Non-GAAP general and administrative as a percentage of revenue	14%	16%	14%	16%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$295,885	$247,907	$849,660	$689,969
Loss from operations	(36,497)	(50,351)	(70,179)	(178,343)
Stock-based compensation expense	50,455	45,974	143,067	135,359
Amortization of acquired intangible assets	10,590	9,290	30,222	27,898
Employer payroll tax on employee stock transactions	1,730	2,038	8,261	7,343
Acquisition-related expenses	51	703	2,062	8,345
Non-GAAP income from operations	$26,329	$7,654	$113,433	$602
Operating margin	(12%)	(20%)	(8%)	(26%)
Non-GAAP operating margin	9%	3%	13%	0%

Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$295,885	$247,907	$849,660	$689,969
Net loss	(26,388)	(43,847)	(43,665)	(160,175)
Stock-based compensation expense	50,455	45,974	143,067	135,359
Amortization of acquired intangible assets	10,590	9,290	30,222	27,898
Employer payroll tax on employee stock transactions	1,730	2,038	8,261	7,343
Acquisition-related expenses	51	703	2,062	8,345
Non-GAAP net income	$36,438	$14,158	$139,947	$18,770

Numerator:
Non-GAAP net income	$36,438	$14,158	$139,947	$18,770

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	148,134,585	142,828,406	146,854,541	141,249,446
Effect of dilutive securities: Employee stock awards	3,693,792	6,285,767	5,029,245	6,672,063
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	151,828,377	149,114,173	151,883,786	147,921,509

GAAP net loss per share, basic	$(0.18)	$(0.31)	$(0.30)	$(1.13)
GAAP net loss per share, diluted	$(0.18)	$(0.31)	$(0.30)	$(1.13)
Non-GAAP net income per share, basic	$0.25	$0.10	$0.95	$0.13
Non-GAAP net income per share, diluted	$0.24	$0.09	$0.92	$0.13
Computation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$39,276	$33,674	$167,116	$51,272
Purchases of property, plant, and equipment	(3,547)	(3,379)	(7,510)	(8,073)
Capitalized software development costs	(12,721)	(7,836)	(32,453)	(25,187)
Non-GAAP free cash flow	$23,008	$22,459	$127,153	$18,012